EX-99.14.a

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Of The Asia Tigers Fund, Inc.:

We consent to the use of our report dated December 28, 2017, with respect to the financial statements of The Asia Tigers Fund, Inc., as of October 31, 2017, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in this Proxy Statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 9, 2018